Exhibit 99.1

Veeva Announces Fourth Quarter and Fiscal Year 2014 Results

Fiscal Year 2014 Total Revenues of $210.2M, up 62% Year-over-year; Q4 Total Revenues of $62.8M, up 58% Year-over-year

Fiscal Year 2014 Subscription Services Revenues of $146.6M, up 100% Year-over-year; Q4 Subscription Services Revenues of $45.7M, up 89% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--March 4, 2014--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the life sciences industry, today announced results for its fiscal fourth quarter and fiscal year ended January 31, 2014.

“We made great progress across all three of our product lines in the fourth quarter,” said chief executive officer Peter Gassner. “We continue to focus on making our customers successful across all of our products and in every one of our customers’ divisions and geographies as part of our ongoing mission to become the most important strategic technology partner to the life sciences industry. This quarter we took important steps toward that goal.”

Fiscal 2014 Fourth Quarter Results:

  Revenues: Total revenues for the fourth quarter were $62.8 million, up from $39.8 million one year ago, an increase of 58% year-over-year. Subscription services revenues were $45.7 million, up from $24.1 million one year ago, an increase of 89% year-over-year.
  Net income and non-GAAP net income1: Fourth quarter net income was $6.2 million, compared to $5.7 million one year ago, an increase of 10% year-over-year. Non-GAAP net income for the fourth quarter was $9.5 million, compared to $6.0 million one year ago, an increase of 59% year-over-year.
  Net income per share and non-GAAP net income per share1: For the fourth quarter, fully diluted net income per share was $0.04, while non-GAAP fully diluted net income per share was $0.07.

Fiscal Year 2014 Results:

  Revenues: Total revenues for fiscal year 2014 were $210.2 million, up from $129.5 million in the year prior, an increase of 62%. Subscription services revenues were $146.6 million, up from $73.3 million in the year prior, an increase of 100%.
  Net income and non-GAAP net income1: Fiscal year 2014 net income was $23.6 million, compared to $18.8 million in the year prior, an increase of 26%. Non-GAAP net income for fiscal year 2014 was $30.1 million, compared to $19.3 million in the year prior, an increase of 56%.
  Net income per share and non-GAAP net income per share1: For fiscal year 2014, fully diluted net income per share was $0.18, while non-GAAP fully diluted net income per share was $0.23.

“We are pleased to report results that were above our guidance on the top and bottom line,” said CFO Tim Cabral. “I’m particularly proud of our subscription services revenue retention rate, which came in at 166% for the year. That type of growth within existing customers speaks volumes about Veeva’s commitment to customer success.”

Recent Highlights:

  Growing customer count across product lines – As of January 31, 2014, Veeva had 198 total customers, including 147 Veeva CRM customers, 69 Veeva Vault customers, and 6 Veeva Network customers.2
  CRM global expansion in Q4 – Veeva continued to expand globally with one customer successfully deploying over 7,000 Veeva CRM users across 30 countries and another customer going live with 6,000 Veeva CRM users in China – Veeva’s largest CRM deployment in China to date.
  Vault momentum in Q4 – Veeva recorded record sales within the Vault product line, including its first seven-figure Vault customer, as measured by annual contract value.
  Subscription services revenue retention rate – For fiscal year 2014, Veeva achieved a subscription services revenue retention rate of 166%.3

Financial Outlook:

Veeva is providing guidance for its fiscal first quarter ending April 30, 2014 as follows:

  Total revenues between $62.5 and $63.5 million.
  Non-GAAP operating income between $12 and $13 million.
  Non-GAAP fully diluted net income per share between $0.05 and $0.06.

Veeva is providing guidance for its fiscal year ending January 31, 2015 as follows:

  Total revenues between $270 and $275 million.
  Non-GAAP operating income between $51 and $56 million.
  Non-GAAP fully diluted net income per share between $0.23 and $0.25.
Conference Call Information
What:	Veeva’s Fiscal 2014 Fourth Quarter and Full Year Results Conference Call
When:	Tuesday, March 4, 2014
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live	Call: 1-866-270-1533, domestic
1-412-317-0797, international
Webcast:	ir.veeva.com

1 Non-GAAP net income and non-GAAP fully diluted net income per share are adjusted for the impact of stock-based compensation expense, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of these non-GAAP adjustments. See the sections titled, “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
2 The customer counts by product line exceed the total customer count because some customers subscribe to multiple product lines. Total customer count also includes 23 customers who purchase other data products and data services.
3 We calculate our annual subscription services revenue retention rate for a particular fiscal year by dividing (i) annualized subscription revenue as of the last day of that fiscal year from those customers that were also customers as of the last day of the prior fiscal year by (ii) the annualized subscription revenue from all customers as of the last day of the prior fiscal year. Annualized subscription revenue is calculated by multiplying the daily subscription revenue recognized on the last day of the fiscal year by 365. This calculation includes the impact on our revenues from customer non-renewals, deployments of additional users or decreases in users, deployments of additional solutions or discontinued use of solutions by our customers, and price changes for our solutions.

About Veeva

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has over 190 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial performance, market growth, the demand for and benefits from the use of Veeva's solutions, strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures or unauthorized access to our customers’ data; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended October 31, 2013, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

® 2014 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$262,507	$31,890
Short-term investments	25,625	14,276
Accounts receivable, net	58,433	37,094
Deferred income taxes	2,075	1,169
Income tax receivable	1,389	1,111
Note receivable–related party	—	253
Other current assets	3,703	1,097
Total current assets	353,732	86,890
Property and equipment, net	2,445	1,379
Capitalized internal-use software, net	1,585	880
Goodwill	4,850	—
Intangible assets, net	6,551	—
Other long-term assets	1,145	671
Total assets	$370,308	$89,820

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,117	$3,340
Accrued expenses	16,681	6,981
Income tax payable	439	5,183
Deferred revenue	67,380	38,785
Total current liabilities	86,617	54,289
Deferred income taxes, noncurrent	1,698	441
Other long-term liabilities	1,897	1,124
Total liabilities	90,212	55,854
Stockholders’ equity:
Series A convertible preferred stock	—	2,996
Series B convertible preferred stock	—	3,937
Preferred stock	—	—
Common stock	—	0
Class A common stock	—	0
Class B common stock	1	0
Additional paid-in capital	231,534	2,101
Accumulated other comprehensive income	19	5
Retained earnings	48,542	24,927
Total stockholders’ equity	280,096	33,966
Total liabilities and stockholders’ equity	$370,308	$89,820

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013

Revenues:
Subscription services	$45,686	$24,109	$146,621	$73,280
Professional services and other	17,117	15,679	63,530	56,268
Total revenues	62,803	39,788	210,151	129,548
Cost of revenues[4]:
Cost of subscription services	11,790	5,943	36,199	18,852
Cost of professional services and other	12,568	10,818	46,403	38,164
Total cost of revenues	24,358	16,761	82,602	57,016
Gross profit	38,445	23,027	127,549	72,532
Operating expenses[4]:
Research and development	7,858	4,692	26,327	14,638
Sales and marketing	12,768	6,186	41,507	19,490
General and administrative	6,511	2,787	20,411	8,371
Total operating expenses	27,137	13,665	88,245	42,499
Operating income	11,308	9,362	39,304	30,033
Other income (expense), net	(365)	(603)	(804)	(940)
Income before income taxes	10,943	8,759	38,500	29,093
Provision for income taxes	4,696	3,075	14,885	10,310
Net income	$6,247	$5,684	$23,615	$18,783

Net income attributable to Class A and Class B common stockholders
Basic	$6,145	$1,083	$12,592	$3,480
Diluted	$6,145	$1,083	$23,121	$3,480
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.05	$0.05	$0.24	$0.17
Diluted	$0.04	$0.03	$0.18	$0.11
Weighted-average shares used to compute earnings per share attributable to
Class A and Class B common stockholders:
Basic	122,578	21,487	51,725	20,887
Diluted	143,221	32,358	129,270	30,599
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$4	$5	$10	$5
Net change in cumulative foreign currency translation (loss) gain	4	—	4	—
Comprehensive income	$6,255	$5,689	$23,629	$18,788

[4] Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$60	$1	$118	$3
Cost of professional services and other	444	39	902	120
Research and development	805	83	1,700	238
Sales and marketing	818	43	1,788	140
General and administrative	787	59	2,442	214
Total stock-based compensation	$2,914	$225	$6,950	$715

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013

Cash flows from operating activities
Net income	$6,247	$5,684	$23,615	$18,783
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	858	253	2,410	789
Amortization of premiums on short-term investments	88	78	364	101
Stock-based compensation	2,914	225	6,950	715
Deferred income taxes	(1,522)	(192)	(1,781)	(639)
Bad debt expense	56	195	35	540
Changes in operating assets and liabilities:
Accounts receivable	(9,886)	(8,218)	(19,738)	(17,067)
Income taxes	949	1,745	(4,784)	5,124
Other current and non-current assets	(834)	(350)	(2,951)	(593)
Accounts payable	(357)	1,571	(1,303)	1,747
Accrued expenses	3,831	(3,844)	9,690	(4)
Deferred revenue	13,866	9,204	28,473	20,860
Long-term liabilities	15	636	773	443
Net cash provided by operating activities	16,225	6,987	41,753	30,799
Cash flows from investing activities
Purchases of short-term investments	(14,317)	(4,484)	(21,403)	(14,372)
Maturities and sales of investments	4,850	—	9,700	—
Purchases of property and equipment	(299)	(248)	(1,860)	(964)
Acquisitions, net of cash acquired	—	—	(12,149)	—
Payments for capitalized internal-use software	(104)	—	(1,117)	(590)
Proceeds from (issuance of) note receivable–related party	—	(1)	253	(3)
Payments for restricted cash and deposits	2	(76)	—	(435)
Net cash used in investing activities	(9,868)	(4,809)	(26,576)	(16,364)
Cash flows from financing activities
Proceeds from early exercise of common stock options	4	16	229	439
Proceeds from exercise of common stock options	42	58	514	136
Net proceeds from initial public offering	(1,211)	—	214,523	—
Excess tax benefits from stock-based compensation	174	—	174	—
Net cash provided by financing activities	(991)	74	215,440	575
Net change in cash and cash equivalents	5,366	2,252	230,617	15,010
Cash and cash equivalents at beginning of period	257,141	29,638	31,890	16,880
Cash and cash equivalents at end of period	$262,507	$31,890	$262,507	$31,890

Supplemental disclosures of other cash flow information:
Cash paid for income taxes	$5,390	$1,601	$20,374	$5,659
Non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses
	$38	$1	$18	$80
Vesting of early exercised stock options	$112	$45	$572	$224
Offering costs not yet paid	$(1,150)	$—	$323	$—

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization of acquisition-related purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies. The quarterly and annual periods ended January 31, 2014 are the first periods in which we have excluded the capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses from our non-GAAP measures.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating margin and fully diluted net income per share for its fiscal first quarter ending April 30, 2014 or its fiscal year ending January 31, 2015 because of the difficulty of estimating certain items that are excluded from non-GAAP operating margin and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

Veeva Systems Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013

Cost of subscription services revenues on a GAAP basis	$11,790	$5,943	$36,199	$18,852
Stock-based compensation expense	(60)	(1)	(118)	(3)
Amortization of purchased intangibles[5]	(564)	—	(917)	—
Amortization of internal-use software[6]	(502)	—	(502)	—
Cost of subscription services revenues on a non-GAAP basis	$10,664	$5,942	$34,662	$18,849

Gross margin on subscription services revenues on a GAAP basis	74.2%	75.4%	75.3%	74.3%
Stock-based compensation expense	0.1	0.0	0.1	0.0
Amortization of purchased intangibles[5]	1.3	—	0.6	—
Amortization of internal-use software[6]	1.1	—	0.4	—
Gross margin on subscription services revenues on a non-GAAP basis	76.7%	75.4%	76.4%	74.3%

Cost of professional services and other revenues on a GAAP basis	$12,568	$10,818	$46,403	$38,164
Stock-based compensation expense	(444)	(39)	(902)	(120)
Amortization of purchased intangibles[5]	194	—	—	—
Cost of professional services and other revenues on a non-GAAP basis	$12,318	$10,779	$45,501	$38,044

Gross margin on professional services and other revenues on a GAAP basis	26.6%	31.0%	27.0%	32.2%
Stock-based compensation expense	2.6	0.3	1.4	0.2
Amortization of purchased intangibles[5]	(1.2)	—	—	—
Gross margin on professional services and other revenues on a non-GAAP basis	28.0%	31.3%	28.4%	32.4%

Gross profit on a GAAP basis	$38,445	$23,027	$127,549	$72,532
Stock-based compensation expense	504	40	1,020	123
Amortization of purchased intangibles[5]	370	—	917	—
Amortization of internal-use software[6]	502	—	502	—
Gross profit on a non-GAAP basis	$39,821	$23,067	$129,988	$72,655

Gross margin on total revenues on a GAAP basis	61.2%	57.9%	60.7%	56.0%
Stock-based compensation expense	0.8	0.1	0.5	0.1
Amortization of purchased intangibles[5]	0.6	—	0.4	—
Amortization of internal-use software[6]	0.8	—	0.3	—
Gross margin on total revenues on a non-GAAP basis	63.4%	58.0%	61.9%	56.1%

Research and development expense on a GAAP basis	$7,858	$4,692	$26,327	$14,638
Stock-based compensation expense	(805)	(83)	(1,700)	(238)
Capitalization of internal-use software	104	—	1,117	590
Amortization of internal-use software[6]	340	(107)	—	(300)
Research and development expense on a non-GAAP basis	$7,497	$4,502	$25,744	$14,690

Sales and marketing expense on a GAAP basis	$12,768	$6,186	$41,507	$19,490
Stock-based compensation expense	(818)	(43)	(1,788)	(140)
Amortization of purchased intangibles[5]	(43)	—	(105)	—
Sales and marketing expense on a non-GAAP basis	$11,907	$6,143	$39,614	$19,350

General and administrative expense on a GAAP basis	$6,511	$2,787	$20,411	$8,371
Stock-based compensation expense	(787)	(59)	(2,442)	(214)
General and administrative expense on a non-GAAP basis	$5,724	$2,728	$17,969	$8,157

Veeva Systems Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013

Operating expense on a GAAP basis	$27,137	$13,665	$88,245	$42,499
Stock-based compensation expense	(2,410)	(185)	(5,930)	(592)
Amortization of purchased intangibles[5]	(43)	—	(105)	—
Capitalization of internal-use software	104	—	1,117	590
Amortization of internal-use software[6]	340	(107)	—	(300)
Operating expense on a non-GAAP basis	$25,128	$13,373	$83,327	$42,197

Operating income on a GAAP basis	$11,308	$9,362	$39,304	$30,033
Stock-based compensation expense	2,914	225	6,950	715
Amortization of purchased intangibles[5]	413	—	1,022	—
Capitalization of internal-use software	(104)	—	(1,117)	(590)
Amortization of internal-use software[6]	162	107	502	300
Operating income on a non-GAAP basis	$14,693	$9,694	$46,661	$30,458

Operating margin on a GAAP basis	18.0%	23.5%	18.7%	23.2%
Stock-based compensation expense	4.6	0.6	3.3	0.6
Amortization of purchased intangibles[5]	0.7	—	0.5	—
Capitalization of internal-use software	(0.2)	—	(0.5)	(0.5)
Amortization of internal-use software[6]	0.3	0.3	0.2	0.2
Operating margin on a non-GAAP basis	23.4%	24.4%	22.2%	23.5%

Net income on a GAAP basis	$6,247	$5,684	$23,615	$18,783
Stock-based compensation expense	2,914	225	6,950	715
Amortization of purchased intangibles[5]	413	—	1,022	—
Capitalization of internal-use software	(104)	—	(1,117)	(590)
Amortization of internal-use software[6]	162	107	502	300
Income tax effect on non-GAAP adjustments	(144)	(42)	(865)	69
Net income on a non-GAAP basis	$9,488	$5,974	$30,107	$19,277

Diluted net income per share on a GAAP basis	$0.04	$0.03	$0.18	$0.11
Stock-based compensation expense	0.03	0.00	0.06	0.01
Amortization of purchased intangibles[5]	0.00	0.00	0.01	0.00
Capitalization of internal-use software	(0.00)	0.00	(0.01)	(0.00)
Amortization of internal-use software[6]	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(0.00)	(0.00)	(0.01)	0.00
Impact of assumed conversion of preferred stock[7]	—	0.02	0.00	0.04
Diluted net income per share on a non-GAAP basis	$0.07	$0.05	$0.23	$0.16

5 - Reflects the reclassification of certain expenses previously reflected in cost of professional services and other revenues to cost of subscription services revenues. The reclassification of these expenses was booked in the quarterly period ended January 31, 2014.
6 - Reflects the reclassification of certain expenses previously reflected in research and development expense to cost of subscription services revenues. The reclassification of these expenses for the fiscal year ended January 31, 2014 was booked entirely in the quarterly period ended January 31, 2014. These reclassifications are not reflected in our results for the quarterly or annual period ended January 31, 2013 because they were immaterial in those periods.
7 - In computing the fully diluted shares for non-GAAP purposes, the 85,000,000 shares of convertible preferred stock that was issued and outstanding as of January 31, 2012 were assumed to be converted to common shares.

CONTACT:
Veeva Systems Inc.
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact
Jeff Seedman, 310-330-6994
pr@veeva.com